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Exhibit 16.1

{LOGO OF ANDERSEN} Arthur Andersen LLP 1345 Avenue of the Americas New York, NY 10105-0032 www.andersen.com

June 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

        The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read the first five paragraphs of Item 4 included in the Form 8-K/A dated June 25, 2002 of Univision Communications Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Copy to:
Mr. George W. Blank
Executive Vice President and Chief Financial Officer
Univision Communications Inc.

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  Exhibit 16.1